CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated April 2, 2018 relating to the financial statements of nFüsz, Inc. as of December 31, 2017 and for the year then ended which appear in nFüsz, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on April 2, 2018. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

August 14, 2018